EXHIBIT 10.7
OAKLEY, INC.
1995 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
      This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated effective as of the ___day of ___, 200_, is entered into by and between Oakley, Inc., a Washington corporation (the “Company”), and ___, the Company’s ___(the “Employee” or “Grantee,” and together with the Company, the “Parties”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Company’s 1995 Stock Incentive Plan, as amended (the “Plan”).
RECITALS
      WHEREAS, the Compensation Committee approved of the award to the Grantee of ___ shares of the Company’s Common Stock, par value $0.01 (“Common Stock”), effective ___, 200___(the “Date of Grant”) pursuant to, and subject to the terms and provisions of the Plan and this Agreement.
      NOW, THEREFORE, in consideration of the Grantee’s agreement to provide future services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
      1. Grant of Restricted Stock and Escrow of Restricted Stock.
         a. Grant of Restricted Stock. The Grantee is entitled to ___shares of Common Stock pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).
         b. Escrow of Restricted Stock. To secure the availability for delivery of the Grantee’s Restricted Stock, the shares shall be held in electronic form in an account by the Company’s transfer agent or other designee until the Restricted Period (as defined below) has lapsed with respect to the shares of Restricted Stock, or until such time as this Agreement no longer is in effect. In the event the Plan Administrator elects not to hold the shares in electronic form, the Grantee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company such Restricted Stock, if any, forfeited by the Grantee pursuant to Section 5 below and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment provided by the Company duly endorsed in blank. The Restricted Stock and stock assignment shall be held by the Secretary in escrow until the Restricted Period (as defined below) has lapsed with respect to the shares of Restricted Stock, or until such time as this Agreement no longer is in effect.
      2. Restrictions and Restricted Period.
         a. Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 5 below until the lapse of the Restricted Period (as defined below).
         b. Restricted Period. Subject to Section 3 and Section 5 of this Agreement, with regard to the ___shares of Restricted Stock granted pursuant to Section 1.a, such shares shall be released from the Restrictions and shall become non-forfeitable ratably, ___shares per year for ___years.
      The period during which the Restrictions are applicable to a share of Restricted Stock is referred to herein as the “Restricted Period” with respect to such Restricted Stock. Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon Grantee’s making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the shares from the Restrictions (or at the time a Section 83(b) election is made), whether by withholding of shares of Common Stock, direct payment to the Company, or otherwise.
      3. Change in Control. Upon Grantee’s termination of employment by the Company other than for Cause, death or Disability (Employee’s incapacity due to physical or mental illness), or by Grantee with Good Reason, in connection with or within ___months following the consummation of a Change in Control (as defined in the Amended and Restated Company Executive Severance Plan, effective June 3, 2004), all unvested Restricted Stock granted hereunder shall become immediately vested and such shares shall be released from the Restrictions.
      For purposes of this Agreement, “Cause” shall mean (1) the willful and continued failure by Employee to substantially perform his duties with the Company (other than by reason of the Employee’s physical or mental incapacity) after written notice of such failure is given to Employee by the Company), (2) the willful engaging by Employee in misconduct with regard to the Company or in the performance of his duties (including, but not limited to a material violation of any material policies or procedures of the Company) that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) Employee’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude, (4) the commission by Employee of any act of theft, embezzlement or fraud in connection with his employment with the Company, (5) Employee’s material breach of any of the material terms of this Agreement or any other material agreement that he now has or later has with the Company and/or any of its subsidiaries or affiliates, which breach is not cured within 15 days after the giving of written notice thereof or is not capable of cure, and (6) Employee’s knowing appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing from anyone other than the Company any personal profit without the Company’s consent in connection with any transaction entered into on behalf of the Company.
      For purposes of this Agreement, “Good Reason” shall mean (1) diminution in Employee’s title; (2) material diminution in Employee’s duties, power or authority that is not cured by the Company within fifteen (15) days of the giving of written notice thereof; (3) failure within fifteen (15) days after written notice to pay Employee any amounts due; (4) relocation of Employee from the Company’s executive offices or relocation of such offices 50 miles or more farther away from Employee’s principle residence at such time; (5) failure of a successor to the Company to deliver an assumption agreement to Employee within fifteen (15) days after written notice; and (6) a material breach by the Company of this Agreement that is not cured within fifteen (15) days of the giving of written notice thereof.
      4. Rights of a Shareholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which Grantee is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event. If there is any cash dividend declared on the Restricted Stock, such cash dividend shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions and shall be held by the Company on behalf of the Grantee until the Restrictions lapse.
      5. Termination of Employment. If Grantee’s employment is terminated by the Company without Cause or by Employee for Good Reason, the vesting of that portion of Grantee’s Restricted Stock that is outstanding as of the date of Grantee’s termination, if any, which would have vested within ___months after the date of Employee’s termination shall be accelerated. If Grantee’s employment is terminated due to Grantee’s death or Disability, by Employee without Good Reason, or by the Company for Cause, the portion of Grantee’s Restricted Stock that is outstanding as of the date of Grantee’s termination, if any, that is subject to the Restrictions shall be forefeited upon such termination of employment, and all accrued but unpaid dividends thereon shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or accrued but unpaid dividends.

      6. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company shall retain physical possession of the certificates.
      7. Legends. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE PROVISIONS AND RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
      8. Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.
      Unless the Grantee makes a Section 83(b) election as described below, the Grantee shall recognize ordinary income at the time or times the shares of Restricted Stock are released from the Restrictions in an amount equal to the the fair market value of such shares on each such date less the price paid for such shares, if any, and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.
      9. Section 83(b) Election. The Grantee hereby acknowledges that he has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.
      IF THE GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

      BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
      10. Miscellaneous.
           a. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at his address herein below set forth or such other address as he may designate in writing to the Company, or to the Company to the attention of the Secretary, at the Company’s address or such other address as the Company may designate in writing to the Grantee.
           b. Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
           c. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Washington without giving effect to the choice of law principles thereof.
           d. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.
           e. No Impairment of Rights. Neither the grant of Restricted Stock, the execution of this Agreement nor any other action taken in connection herewith shall interfere with or otherwise restrict in any way the rights of the Company and the Company’s shareholders to remove the Grantee from his position with the Company at any time in accordance with the provisions of applicable law.
           f. Entire Agreement; Plan Controls. This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.
         g. Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.
         h. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.
         i. Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.
         j. Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
OAKLEY, INC.

By
Name:
Title:
The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

[Name of Executive]

Number of Shares

Address